Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Willamette Valley Vineyards Inc., of our report dated March 29, 2022, relating to the financial statements of Willamette Valley Vineyards, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Portland, Oregon

June 30, 2022